SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                           ------------------------
                                   FORM 8-A
         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                     Royce Focus Trust, Inc.
-------------------------------------------------------------------------------------------------
                      (Exact Name of Registrant as Specified in its Charter)

              Maryland                                             59-2876580
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(State of Incorporation or Organization)               (I.R.S. Employer Identification No.)

1414 Avenue of the Americas, New York, New York                       10019
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   (Address of Principal Executive Offices)                        (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|


     Securities Act registration statement file number to which this form relates: 333-107928.


     Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                        Name of Each Exchange on Which
     to be so Registered                        Each Class is to be Registered
     -------------------                        ------------------------------

6.00% Cumulative Preferred Stock                    New York Stock Exchange


     Securities to be registered pursuant to Section 12(g) of the Act:
     None.


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


Item 1. Description of Registrant's Securities to be Registered.

     The section captioned "Description of Cumulative Preferred Stock" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-107928), filed with the Securities and Exchange Commission (the "Commission") on October 9, 2003, is incorporated herein by reference.

Item 2. Exhibits.

     The following exhibit has been filed with the Commission:

     (1) Form of Articles Supplementary defining the rights of holders of Cumulative Preferred Stock.*

------------------
* Incorporated by reference to Exhibit (a)(6) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-107928), filed with the Commission on October 9, 2003.


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


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      ROYCE FOCUS TRUST, INC.
                                      (Registrant)


                                      /s/ John E. Denneen
                                      ------------------------------------------
                                      By:    John E. Denneen
                                      Title: Secretary


October 14, 2003


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